Exhibit 10.1

Cooperation Framework Agreement

Party A: Car King (China) Used Car Trading Co., Ltd.

Party B: Tianjin Binhai Shisheng Trading Group Co., Ltd.

Party C: Tianjin Zhonghe Automobile Sales Service Co., Ltd.

Party D: Hezhong (Tianjin) International Development Co., Ltd.

Whereas:

1.    Party A, 766-8 Jinyuan 1st Road, Jiangqiao Town, Jiading District, Shanghai, is a limited liability company established and in its good standing under the Chinese laws, with its legal representative as of the date of this Agreement: Lee Haichao Joseph (Chairman & CEO).

2.    Party B, 11-102, #9 Tengfei Road, Tianjin Economic-Technological Development Area, is a limited liability company established and in its good standing under the Chinese laws, with its legal representative as of the date of this Agreement: Cheng Weihong (Chairwoman).

3.    Party C, 8 Huanhe West Road, Tianjin Airport Economic Area, is a limited liability company established and in its good standing under the Chinese laws, with its legal representative as of the date of this Agreement: Zhou Xiaoguang (Chairman).

4.    Party D, Suite B-414, 78 Haibin 6th Road, Tianjin Port Free Trade Zone, is a limited liability company established and in its good standing under the Chinese laws, with its legal representative as of the date of this Agreement: Zhou Xiaoguang (Chairman). Party D holds 100% equity of Party C.

5.    In 2013, Party B and Party C signed a Letter of Intent, by which Party B may acquire the 100% equity of Party C that is held by Party D.

6.    Party B intends, through Party C, to establish a joint venture with Party A to operate a used-car business at Tianjin Airport Economic Area.

Upon friendly consultation, an agreement has been reached as follows among the parties:

I.    Establishment of Joint Venture

1.    Target company: Tianjin Car King Used Car Trading Company Ltd. Proposed registered address: Tianjin.

2.    Investors: Party A and Party C will jointly invest in the target company, of which a 60% stake will be held by Party A and a 40% stake will be held by Party C. The total investment and related details remain subject to a joint venture contract being agreed to and signed by the two parties.

II.    Business Purpose of Joint Venture

To offer consumers a fair, trustworthy and reliable used car trading platform and related services, safeguard the interests of the shareholders, employees and customers, maximize corporate value, and yield economic and social benefits.

III.   Business Scope of Joint Venture

Used car dealing, related after-sales and maintenance services

IV.  Business Scale of Joint Venture

1. The joint venture shall rationally adjust the business scale of the joint venture under the principle of prudent operation, on the basis of market demands and their economic benefits.

2. The two parties may expand the scale of the business, with a  view to maximizing the parties’ return on their initial investment. Any expansion of the scale of the business must be approved by the board of directors taking into account the sustainable operation of the joint venture, market supply and demand, and the financial performance of the joint venture.

V.    Continuous Advancement and Performance of Agreement

1. After the parties reach this Agreement, Party B and D shall authorize Party C and Party A to sign a joint venture contract on joint venture establishment. Upon the signing of a joint venture agreement between Party A and Party C, as well as approval by Party B of this contract, Party C shall establish and operate the joint venture under the terms of the contract.

2. Should Party B fail to enter into an acquisition agreement to purchase the equity of Party C from Party D, as envisioned by the Letter of Intent, then Party B shall have no obligation to enter into the Joint Venture with Party A, and shall have no liability for any and all losses and damages of any of the parties to this Agreement.

VI.  This Agreement is signed on November 20, 2013

Signature:

Party A: Car King (China) Used Car Trading Co., Ltd.	Party B: Tianjin Binhai Shisheng Trading Group Co., Ltd.

Party C: Tianjin Zhonghe Automobile Sales Service Co., Ltd.	Party D: Hezhong (Tianjin) International Development Co., Ltd.